EXHIBIT 21.1

FIRSTCASH HOLDINGS, INC.
SUBSIDIARIES

Subsidiary Name	Country/State of Formation	Percentage Owned By Registrant
FirstCash, Inc.	Delaware	100%
First Cash, Inc.	Nevada	100%
Famous Pawn, Inc.	Maryland	100%
FCFS OK, Inc.	Oklahoma	100%
FCFS MO, Inc.	Missouri	100%
FCFS AL, Inc.	Alabama	100%
FCFS IN, Inc.	Indiana	100%
FCFS SC, Inc.	South Carolina	100%
FCFS NC, Inc.	North Carolina	100%
FCFS OH, Inc.	Ohio	100%
Frontier Merger Sub, LLC	Texas	100%
Pawn TX, Inc.	Texas	100%
FCFS KY, Inc.	Kentucky	100%
LTS, Incorporated	Colorado	100%
Mister Money RM, Inc.	Colorado	100%
FCFS CO, Inc.	Colorado	100%
FC International, LLC	Delaware	100%
FCFS Global, B.V.	Netherlands	100%
First Cash, S.A. de C.V.	Mexico	100%
American Loan Employee Services, S.A. de C.V.	Mexico	100%
Empenos Mexicanos, S.A. de C.V.	Mexico	100%
Soluciones Prima, S.A. de C.V.	Mexico	100%
Comercializadora Maxi, S.A.	Guatemala	100%
Maxi Prenda Guatemala, S.A.	Guatemala	100%
Soluciones Administrativas de Guatemala, S.A.	Guatemala	100%
Soluciones Prima Guatemala, S.A.	Guatemala	100%
Maxi Realice Guatemala S.A.	Guatemala	100%
First Cash SV, Limitada de C.V.	El Salvador	100%
First Cash Colombia, S.A.S.	Colombia	100%
Maxi Prenda Honduras, S.A. de C.V.	Honduras	100%
Almacenaje PRO., Ltda de C.V.	El Salvador	100%

FIRSTCASH HOLDINGS, INC.
SUBSIDIARIES
(CONTINUED)

Subsidiary Name	Country/State of Formation	Percentage Owned By Registrant
FCFS TN, Inc.	Tennessee	100%
Cash America East, Inc.	Florida	100%
Cash America Holding, Inc.	Delaware	100%
Cash America Management L.P.	Delaware	100%
Cash America of Mexico, Inc.	Delaware	100%
Cash America Pawn L.P.	Delaware	100%
Cash America West, Inc.	Nevada	100%
Cash America, Inc.	Delaware	100%
Cash America, Inc. of Alaska	Alaska	100%
Cash America, Inc. of Illinois	Illinois	100%
Cash America, Inc. of Louisiana	Delaware	100%
Cash America, Inc. of North Carolina	North Carolina	100%
Cash America of Missouri, Inc.	Missouri	100%
Creazione Estilo, S.A. de C.V. (in liquidation)	Mexico	100%
Georgia Cash America, Inc.	Georgia	100%
Mr. Payroll Corporation	Delaware	100%
Ohio Neighborhood Finance, Inc.	Delaware	100%
Ohio Neighborhood Credit Solutions, LLC	Delaware	100%
American First Finance	Delaware	100%
Omni Nearshore Limited, LLC	Jamaica	100%